SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UBS AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland	90-0186363
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Bahnhofstrasse 45, CH-8098 - Zurich, Switzerland Aeschenvorstadt 1, CH-4051 - Basel, Switzerland	N/A
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-132747
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

UBS AG Exchange Traded Access Securities (E-TRACS) linked to the UBS Bloomberg CMCI Agriculture Total Return due 2038	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2006 a Registration Statement on Form F-3ASR (Registration Statement No. 333-132747) (the “Registration Statement”) containing a prospectus, dated March 27, 2006, relating to the Registrant’s Debt Securities and Warrants (the “Prospectus”). The Registration Statement was automatically effective upon filing with the Commission. On the date hereof, the Registrant intends to file with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 a final prospectus supplement, dated April 1, 2008, to the Prospectus (the “Prospectus Supplement”). The Prospectus Supplement and the Prospectus are incorporated by reference to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered

Reference is made to the information set forth under the headings “Description of Debt Securities We May Offer” on pages 14 to 35, “Considerations Relating to Indexed Securities” on pages 59 to 61, “U.S. Tax Considerations” on pages 65 to 75 and “Tax Considerations Under the Laws of Switzerland” on pages 76 to 77 in the Prospectus; and to the information set forth under the headings “Valuation of the Securities” on pages S-33 to S-34, “Specific Terms of the Securities” on pages S-35 to S-42 and “Supplemental U.S. Tax Considerations” on pages S-45 to S-48.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement on Form 8-A:

1.	Registration Statement on Form F-3ASR (Registration Statement No. 333-132747), including the Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3ASR).

2.	Prospectus Supplement (incorporated herein by reference to the Registrant’s filing pursuant to Rule 424(b)).

3.	Indenture, dated as of November 21, 2000, between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 in Exhibit 1 hereof).

4.	First Supplemental Indenture, dated as of February 28, 2006, between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.2 in Exhibit 1 hereof).

5.	Form of Note linked to the UBS AG Exchange Traded Access Securities (E-TRACS) linked to the UBS Bloomberg CMCI Agriculture Total Return due 2038.

6.	Officers’ Certificate of the Registrant pursuant to Section 301 of the Indenture setting forth the terms of the Securities.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UBS AG (Registrant)

Date: April 1, 2008	By:	/s/ Jeff Sparks
Name: Jeff Sparks
Title: Managing Director

By:	/s/ Gordon S. Kiesling
Name: Gordon S. Kiesling
Title: Executive Director and Counsel

Exhibit No.	Description of Exhibit	Page No.

1	Registration Statement on Form F-3ASR (Registration Statement No. 333-132747), including the Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3ASR).

2	Prospectus Supplement (incorporated herein by reference to the Registrant’s filing pursuant to Rule 424(b)).

3	Indenture, dated as of November 21, 2000, between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 in Exhibit 1 hereof).

4	First Supplemental Indenture, dated as of February 28, 2006, between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.2 in Exhibit 1 hereof).

5	Form of Note linked to the UBS AG Exchange Traded Access Securities (E-TRACS) linked to the UBS Bloomberg CMCI Agriculture Total Return due 2038.

6	Officers’ Certificate of the Registrant pursuant to Section 301 of the Indenture setting forth the terms of the Securities.